SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ___________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of report (Date of earliest event reported) June 2, 2005
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                         VELOCITY ASSET MANAGEMENT, INC.
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               (Exact name of registrant as specified in Charter)


          Delaware                    000-161570                 65-0008442
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(State of other Jurisdiction     (Commission file no.)         (IRS employer
     of incorporation)                                       identification no.)



          48 S. Franklin Turnpike, 3rd Floor, Ramsey, NJ           07446
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          (Address of Principal Executive Offices)               (Zip Code)


        Registrant's telephone number, including area code (201-760-6306)
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         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Forward Looking Statements

         This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this report.


Item 1.01.  Entry into a Material Definitive Agreement

         On June 2, 2005, our wholly owned subsidiary, J. Holder, Inc. ("J. Holder"), entered into a Real Estate Joint Venture Agreement (the "Joint Venture Agreement") with Groveland Estates, LLC, a Florida limited liability company, pursuant to which J. Holder acquired a residential property in Melbourne, Florida for $3.25 million from Detroit-based Comerica Bank, which had acquired the property through a foreclosure.

         The details of the Joint Venture Agreement, including all information required by Item 1.01. of this Current Report on Form 8-K (this "Report"), are set forth in Item 2.01. "Completion of Significant Acquisitions or Dispositions of Assets" below, the contents of which are incorporated by reference herein.


Item 2.01.  Completion of Significant Acquisitions or Dispositions of Assets.

         The following is a summary of the Joint Venture Agreement and is qualified in its entirety by reference to the Joint Venture Agreement that is filed as an exhibit to this Report.

         On June 2, 2005, J. Holder, a wholly owned subsidiary of Velocity Asset Management, Inc., acquired a residential property in Melbourne, Florida through a joint venture with Groveland Estates, LLC, an unrelated party. The property was purchased for $3.25 million from Detroit-based Comerica Bank, which had acquired the property through a foreclosure. Financing was provided by a group of investors, including J. Holder (the "Investor Group"), that will receive 10% per annum and 2.0% of the loaned amount along with a pro rata share of 20% of the net profit realized by J. Holder upon the sale of the property. Under the terms of its joint venture agreement with Groveland Estates, LLC, the Investor Group will receive 100% return of all capital including acquisition and carrying costs, plus the above cost of funds. In addition, J. Holder will receive 60% of the net profit of the proceeds upon the sale of the property, 20% of which will be shared pro rata among the Investor Group, and Groveland Estates, LLC will receive 40% of the net profit, plus 20% of the actual cost, if any, of the property's renovation, as a project management fee. The property was appraised in March 2005 at $8.5 million.

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

Item 9.01.  Financial Statements and Exhibits

      (a)   Not Applicable.

      (b)   Not Applicable.

      (c)   Exhibits.


            Number         Description
            ------         -----------

             4.1 Real Estate Joint Venture Agreement, dated June 2, 2005, executed by J. Holder, Inc. and Groveland Estates, LLC.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VELOCITY ASSET MANAGEMENT, INC.


                                       /s/ JOHN C. KLEINERT
                                       -----------------------------------------
                                       John C. Kleinert
                                       Chief Executive Officer


                                       Dated: June 22, 2005

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